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Statement 11 Re: Computation of Earnings Per Share
Second Bancorp Incorporated and Subsidiary

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
                                                         For the Three Months Ended
                                                     ---------------------------------
                                                       March 31             March 31
                                                         1999                 1998
                                                     ------------         ------------
(Dollars in thousands, except per share data)
BASIC:
Weighted  average shares issued                        10,738,850           10,678,364
Less: Treasury shares                                     (50,400)             (50,400)
                                                     ------------         ------------
Net Weighted average shares outstanding                10,688,450           10,627,964
                                                     ============         ============

Net income                                           $      4,115         $      3,665
                                                     ============         ============

Basic Earnings Per Share                             $       0.38         $       0.34
                                                     ============         ============

DILUTED:
Weighted  average shares issued                        10,738,850           10,678,364
Less: Treasury shares                                     (50,400)             (50,400)
Net effect of dilutive stock options -
  based on the treasury stock method
  using average market price                               47,299               95,381
                                                     ------------         ------------
                                                       10,735,749           10,723,345
                                                     ============         ============

Net income                                           $      4,115         $      3,665
                                                     ============         ============

Diluted Earnings Per Share                           $       0.38         $       0.34
                                                     ============         ============
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